UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

OCTOBER 2, 2014
Date of Report (Date of earliest event reported)

MESA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-11740

COLORADO (State or other jurisdiction of incorporation)	84-0872291 (I.R.S. Employer Identification No.)

12100 WEST SIXTH AVENUE, LAKEWOOD, COLORADO (Address of principal executive offices)	80228 (Zip Code)

Registrant’s telephone number, including area code: (303) 987-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Annual Meeting of Shareholders of Mesa Laboratories, Inc. was held on October 2, 2014. Of the 3,509,273 shares of common stock entitled to vote, 3,147,740 were represented either in person or proxy. Seven directors were elected to serve until the next Annual Meeting of Shareholders. The advisory vote to approve executive compensation was approved. The Mesa Laboratories, Inc. 2014 Equity Plan was approved. The ratification of the appointment of EKS&H LLLP as the Company’s independent registered public accounting firm for the year ending March 31, 2015 was approved.

The seven directors elected were:

			Broker
	For	Withheld	Non-Votes
Luke R. Schmieder	2,116,838	554,035	476,867
John J. Sullivan, Ph.D.	2,657,245	13,628	476,867
Michael T. Brooks	2,651,891	18,982	476,867
H. Stuart Campbell	2,609,670	61,203	476,867
Robert V. Dwyer	1,851,821	819,052	476,867
Evan C. Guillemin	2,655,731	15,142	476,867
David M. Kelly	2,652,613	18,260	476,867

The advisory vote to approve executive compensation was approved by the following vote:

			Broker
For	Against	Abstain	Non-Votes
2,566,144	32,980	71,749	476,867

The Mesa Laboratories, Inc. 2014 Equity Plan was approved by the following vote:

			Broker
For	Against	Abstain	Non-Votes
2,163,107	464,040	43,726	476,867

The appointment of EKS&H LLLP as the Company’s independent registered public accounting firm for the year ending March 31, 2015 was approved by the following vote:

			Broker
For	Against	Abstain	Non-Votes
3,137,630	9,574	536	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: October 2, 2014		Mesa Laboratories, Inc.
(Registrant)

	BY:	/s/ John J. Sullivan
John J. Sullivan,
President and Chief Executive Officer